LINE OF CREDIT AGREEMENT

THIS LINE OF CREDIT AGREEMENT (this “Agreement”) is effective as of the 12th day of March, 2020 (the “Effective Date”), by and between [_________] (“Lender”), and Summer Energy Holdings, Inc., a Nevada corporation (“Borrower”).

RECITALS

WHEREAS, Borrower desires to borrow from Lender a maximum principal amount of One Million Dollars ($1,000,000) (the “Maximum Amount”) to be used by Borrower for working capital and other purposes as determined by the board of directors of Borrower; and

WHEREAS, pursuant to the terms of this Agreement, Lender desires to loan to Borrower an amount not to exceed the Maximum Amount.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto do hereby mutually covenant and agree as follows:

1.Periodic Loans.  During the term hereof, Lender hereby agrees to make periodic loans to Borrower as requested from time to time by Borrower, so long as the aggregate principal amount outstanding at any time does not exceed the Maximum Amount.  During the term hereof, from time to time Borrower shall notify Lender of Borrower’s request to borrow funds pursuant to this Agreement.  For each request to borrow funds, Borrower, through a duly authorized officer, shall deliver to Lender a completed “Request to Borrow Funds,” substantially in the form attached as Exhibit A and incorporated herein by this reference (the “Request”).  Lender shall remit the loan amount requested by wire transfer in immediately payable U.S. funds to Borrower’s designated account at Comerica Bank by the end of the second business day following Lender’s receipt of the Request.  Lender shall document loans hereunder by making notations to a “Schedule of Loan Advances and Repayments,” substantially in the form attached as Exhibit B and incorporated herein by this reference.

2.Interest.  Simple interest shall accrue on the unpaid principal balance outstanding under this Agreement at the rate of five percent (5%) per annum. Interest will be calculated on the basis of a 365-day year.

3.Payments.  Borrower promises to pay to Lender or its order, in lawful money of the United States of America, the principal sum of the lesser of (i) the Maximum Amount and (ii) the aggregate unpaid principal balance outstanding, together with interest on the unpaid balance as set forth herein, on or before the Maturity Date.  Borrower may, but is not obligated to, make payments to Lender in more frequent installments at any time without penalty.  Each payment hereunder shall be credited to Borrower’s account on the date that such payment is actually received by Lender.  Each payment shall be applied first to the interest outstanding, and then to the principal outstanding.  The unpaid principal and all accrued but unpaid interest shall be due and payable in full by Borrower no later than May 15, 2023 (the “Maturity Date”).  Borrower shall make all payments via wire transfer to an account designated by Lender.

4.Term.  This Agreement shall commence as of the Effective Date, and shall terminate on the Maturity Date, unless terminated earlier pursuant to the default provisions set forth in Section 5 of this Agreement or unless terminated earlier or extended upon mutual written consent of the parties hereto.

5.Default Provisions.  The occurrence of one (1) or more of the following events shall constitute an event of default hereunder:

(a)The nonpayment of any principal and/or interest of the loans described herein when the same shall have become due and payable;

(b)Failure by Borrower to perform any other obligation under this Agreement, and failure to cure such default within forty-five (45) days after written notice from Lender;

(c)The entry of a decree or order by a court having proper jurisdiction adjudicating Borrower as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Borrower under the federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of Borrower, or any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive calendar days;

(d)The filing by Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the filing of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of Borrower, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Borrower in furtherance of any such action; or

(e)Default in the obligation of Borrower to any person for borrowed money, other than the loans described herein, which shall continue for a period of sixty (60) consecutive calendar days.

6.Acceleration.  At the option of Lender, and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon an event of default as set forth in Section 5 above.

7.Security.  Repayment of the principal and interest due hereunder shall not be secured by a security interest in any tangible or intangible property of Borrower.

8.Miscellaneous.

8.1.Headings.  All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or intent of this Agreement or any provision thereof.

8.2.Severability.  In the event any provision of this Agreement shall be held invalid or unenforceable according to law, such holding or action shall not invalidate or render unenforceable any other provision hereof.  The foregoing provision, however, shall not apply in relation to the obligations of Borrower to repay principal or to pay interest under this Agreement.

8.3.Counterparts.  This Agreement may be executed in counterparts, including by electronic transmission or facsimile, each of which shall be an original, but all of which shall constitute one and the same instrument.

8.4.Entire Agreement.  This Agreement contains the entire agreement between the parties and supersedes any prior negotiations, agreements, or understandings between the parties, whether oral or written, concerning the subject matter hereof.

8.5.Amendments; Assignment.  This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties hereto.  A party’s rights and duties under this Agreement may be assigned by such party only with the written consent of the other party.

8.6.Time of Essence.  It is agreed that time is of the essence hereunder.

8.7.Governing Law. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Texas determined without regard to conflict-of-law principles.  The parties hereto agree that in any action relating to or arising from this Agreement, the State of Texas is hereby designated as the proper jurisdiction and venue to hear such action.  The parties hereto hereby agree to bring any such action before the federal or state courts in Houston, Texas and, in addition, to submit themselves to the jurisdiction of the courts located in Houston, Texas.

8.8.Binding Agreement.  Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties hereunto and their successors and assigns.

8.9.Attorneys’ Fees.  Should any party hereto reasonably retain counsel for the purpose of enforcing or preventing the breach of any rights hereunder, including, but not limited to, instituting any action or proceeding to enforce any provision hereof, for damages by reason of any alleged breach of any provision hereof, for a declaration of such party’s rights or obligations hereunder or for any other judicial remedy, then if said matter is settled by judicial determination (which term includes arbitration), the prevailing party (whether at trial or on appeal) shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all reasonable costs and expenses incurred thereby, including, but not limited to, all attorneys’ and expert witness fees and costs actually incurred for the services rendered to such prevailing party.  Further, the prevailing party shall be entitled to additional awards of attorneys’ and expert witness fees for services reasonably rendered in aid of enforcing such judgment or award or in collecting any monies awarded therein.

8.10.No Presumption.  Should any provision of this Agreement require judicial interpretation, the court interpreting or consulting the same shall not apply a presumption that the terms hereof shall be more strictly construed against a party hereto, by reason of the rule of construction that a document is to be construed more strictly against the person who himself or through his agents prepared the same, it being acknowledged that both parties hereto have participated in the preparation hereof.

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IN WITNESS WHEREOF, the parties hereto have read and signed this Line of Credit Agreement as of the Effective Date.

LENDER:

[_________]

BORROWER:

SUMMER ENERGY HOLDINGS, INC.
a Nevada corporation

By:	/s/ Jaleea P. George
Its:	Chief Financial Officer

EXHIBIT A

REQUEST TO BORROW FUNDS

Pursuant to that certain Line of Credit Agreement, signed and dated as of March 11, 2020 (the “Agreement”), Summer Energy Holdings, Inc., a Nevada corporation hereby requests funds from [_________], in the amount of ______________________________ Dollars ($____________________).

Dated the _____ day of ________________, 20__.

SUMMER ENERGY HOLDINGS, INC.

By: ____________________________

Name: __________________________

Its: _____________________________

EXHIBIT B

SCHEDULE OF LOAN ADVANCES AND REPAYMENTS

Pursuant to that certain Line of Credit Agreement dated as of March 12, 2020 between [_________], an individual, as Lender, and Summer Energy Holdings, Inc., a Nevada corporation, as Borrower.

Date of Advance	Amount Advanced	Date of Repayment	Repayment Amount